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                                                                    Exhibit 4.39


AMENDMENT TO COMMON SHARE PURCHASE WARRANT ISSUED BY MITEL
NETWORKS CORPORATION TO CIBC WORLD MARKETS INC.

         THIS AMENDMENT AGREEMENT is made this 11th day of August, 2006,

BETWEEN:

                       CIBC WORLD MARKETS INC. ("CIBCWM")

                                       AND

                 MITEL NETWORKS CORPORATION (THE "CORPORATION")

RECITALS:

A. On April 29, 2004 the Corporation issued a warrant to CIBCWM to purchase up to one million (1,000,000) fully paid and non-assessable Common Shares (the "Shares") in the capital of the Corporation (the "Warrant");

B. The Corporation and CIBCWM now wish to amend the terms of the Warrant to add a cashless exercise feature;

THEREFORE in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Corporation and CIBCWM hereby agree as follows:

                                   ARTICLE 1
                                    EXERCISE

1.1 Section 4 of the Warrant is hereby deleted in its entirety and replaced with the following:

     4.1 METHOD OF EXERCISE. This Warrant may be exercised by the Holder prior to 5:00 p.m. (Ottawa time) on the Expiry Date by surrendering this Warrant to the Corporation at its office at 350 Legget Drive, Kanata, Ontario, or such other place as may be designated by the Corporation, together with either

          (i) the notice of exercise in the form attached hereto as Schedule "A" (the "Notice of Exercise"), setting forth the number of Shares for which it is being exercised, the name or names in which certificates are to be issued, and the number of Shares which are to be issued in each name, accompanied or preceded by payment to the Corporation, by cash, certified cheque or wire transfer of immediately available funds, of the Exercise Price multiplied by the number of Shares being purchased; or

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                                       -2-


          (ii) if the exercise is in connection with a Liquidity Event that is the initial public offering of the Corporation, the notice of net issuance in the form attached hereto as Schedule "B" (the "Notice of Net Issuance"), setting forth the number of Shares for which it is being exercised as determined by Section 4.2, the name or names in which certificates are to be issued, and the number of Shares which are to be issued in each name.

     4.2 NET-ISSUANCE EXERCISE. If the Holder elects to exercise this Warrant by delivery of a Notice of Net Issuance, the Holder shall receive the number of fully-paid nonassessable Shares as is computed by the following formula:

               X = Y(A-B)
                   ------
                      A

          where

               X = the number of Shares that shall be issued to the Holder.

               Y = the number of Shares in respect of which the Notice of Net
                   Issuance is being made.

               A = the offering price of one Share in the Corporation's initial public offering.

               B = the Exercise Price.

1.2 The following shall be attached as Schedule "B" to the Warrant as referenced in Section 4.1 above.

                                  SCHEDULE "B"

                             NOTICE OF NET ISSUANCE

     TO: MITEL NETWORKS CORPORATION

     The undersigned, holder of the Warrant hereby elects to receive, without payment by the undersigned of any additional consideration, ________________ Shares (as that term is defined in the Warrant) pursuant to Section 4.2 of the attached Warrant.

     The undersigned Holder hereby directs that the Shares hereby subscribed for be issued and delivered as follows:

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                                       -3-


NAME IN FULL   ADDRESS IN FULL   NUMBER OF SHARES

                   Dated as of this _____ day of ___________.

                                        Holder:


                                        ----------------------------------------
                                        Authorized Signatory:
                                        Name:
                                              ----------------------------------

                                   ARTICLE 2
                               ISSUANCE OF SHARES

2.1 The first sentence of Section 5 of the Warrant is hereby deleted in its entirety and replaced with the following:

     Upon surrender of this Warrant and delivery of a duly executed (i) Notice of Exercise and payment of the Exercise Price; or (ii) Notice of Net Issuance, the Corporation will issue to the Holder the number of Shares subscribed for and the Holder will be a shareholder of the Corporation in respect of such Shares at the date of surrender, delivery and payment, where applicable.

                                   ARTICLE 3
                                    GENERAL

3.1 All capitalized terms used in this Amendment Agreement and not otherwise defined herein shall have the meanings given to them in the Warrant.

3.2 The Warrant and this Amendment Agreement shall together constitute the "Warrant" as referred to in the Warrant and in this Amendment Agreement.

3.3 Save and except as set out herein, all other terms and conditions of the Warrant remain unchanged and in full force and effect.

3.4 This Amendment Agreement shall be governed by the laws of Ontario and the laws of Canada applicable therein.

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                                       -4-


IN WITNESS WHEREOF, the parties have caused this to be signed, by their respective duly authorized officers, as the case may be.

                                        CIBC WORLD MARKETS INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        MITEL NETWORKS CORPORATION


                                        By: /s/ Steven E. Spooner
                                            ------------------------------------
                                        Name: Steven E. Spooner
                                        Title: CFO